Filed pursuant to Rule 424(b)(3)

Registration No. 333-260655

Prospectus Supplement No. 9 Dated January 31, 2023

(To Prospectus Dated May 5, 2022)

97,667 Shares of Common Stock issuable upon exercise of the Warrants and

3,907 Shares of Common Stock issuable upon exercise of the Representative’s Warrants

______________________________________________

This Prospectus Supplement No. 9 (the “Prospectus Supplement”) updates and supplements the prospectus of Edible Garden AG Incorporated (the “Company,” “we,” “us,” or “our”) dated May 5, 2022, as updated and supplemented by Prospectus Supplement No. 1 dated June 22, 2022, Supplement No. 2 dated July 5, 2022, Supplement No. 3 dated August 3, 2022, Supplement No. 4 dated August 15, 2022, Supplement No. 5 dated September 7, 2022, Supplement No. 6 dated October 17, 2022, Supplement No. 7 dated October 31, 2022, and Supplement No. 8 dated November 10, 2022 (the “Prospectus”), with the following attached documents which we filed with the Securities and Exchange Commission (the “SEC”):

A. Our Current Report on Form 8-K filed on January 10, 2023;

B. Our Current Report on Form 8-K filed on January 25, 2023;

C. Our Current Report on Form 8-K/A filed on January 31, 2023; and

D. Our Current Report on Form 8-K filed on January 31, 2023.

This Prospectus Supplement should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. This Prospectus Supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

The purchase of the securities offered through the Prospectus involves a high degree of risk. Before making any investment in our securities, you should carefully consider the risk factors section beginning on page 8 of the Prospectus.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 31, 2023.

1

Index to Filings

Annex
The Company’s Current Report on Form 8-K filed on January 10, 2023	A
The Company’s Current Report on Form 8-K filed on January 25, 2023	B
The Company’s Current Report on Form 8-K/A filed on January 31, 2023	C
The Company’s Current Report on Form 8-K filed on January 31, 2023	D

2

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On January 9, 2023, Edible Garden AG Incorporated (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq granted the Company until February 20, 2023, the maximum amount of time under Nasdaq’s listing rules, to regain compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq.

On or before February 20, 2023, the Company must evidence compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”). If the Company fails to regain compliance with the Stockholders’ Equity Rule, the Company may be subject to delisting. The Company would have the right to a hearing before a Nasdaq hearings panel, which would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: January 10, 2023		/s/ Michael James
	Name:	Michael James
	Title:	Chief Financial Officer

Annex B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of January 24, 2023, the board of directors of Edible Garden AG Incorporated (the “Company”) approved a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1-for-30 shares, effective at 12:01 a.m. Eastern Time on January 26, 2023 (the “Reverse Stock Split”). On January 24, 2023, the Company filed a Certificate of Amendment to amend its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split.

The Company expects that its common stock will begin trading on a post-split basis under the Company’s existing trading symbol, “EDBL,” when the market opens on January 26, 2023. The Company’s warrants will continue to be traded under the symbol “EDBLW.” The new CUSIP identifier for the common stock following the Reverse Stock Split will be 28059P204 and the CUSIP for the warrants will remain unchanged.

As a result of the Reverse Stock Split, every 30 shares of the issued common stock of the Company will be automatically combined into one share of common stock. The total number of authorized shares of common stock will be reduced at the same proportion, from 200,000,000 to 6,666,667 authorized shares of common stock. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Proportionate adjustments for the Reverse Stock Split will be made to the exercise prices and number of shares underlying warrants exercisable for shares of common stock, the number of shares issuable under the Company’s equity incentive plan, and the number of shares underlying outstanding equity awards, as applicable. The Reverse Stock Split will not change the par value of the common stock or modify any voting rights or other terms of the common stock.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 24, 2023, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the proposal set forth below was submitted to the Company’s stockholders. The number of shares of common stock entitled to vote at the Special Meeting was 10,251,332. The number of shares of common stock present or represented by proxy at the Special Meeting was 6,563,553. The voting results for the proposal are as follows:

1.

The Company’s stockholders voted to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock in a range of 1-for-25 to 1-for-75, at the discretion of the board of directors. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

FOR	AGAINST	ABSTAIN
6,203,776	358,386	1,391

There were no broker non-votes on the proposal at the Special Meeting. Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

Item 8.01 Other Events.

On January 25, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this report.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “anticipate,” “believe,” “expect,” and “will,” or the negative thereof or other variations thereon or comparable terminology are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, the anticipated timing and benefits of the Reverse Stock Split, and the Company’s ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, filed January 24, 2023
99.1	Press release dated January 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: January 25, 2023		/s/ Michael James
	Name:	Michael James
	Title:	Chief Financial Officer

Annex C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On September 6, 2022, Edible Garden AG Incorporated (the “Company” or “we”) filed a Current Report on Form 8-K (the “Original Form 8-K”), to report that the Company had acquired the assets of the business of Greenleaf Growers, Inc. (the “Michigan Property”). On January 4, 2023, the Company filed an amendment to the Original Form 8-K (the “Form 8-K Amendment”) to provide historical financial statements under Item 9.01(a) of Form 8-K and to provide pro forma financial information under Item 9.01(b) of Form 8-K, which financial statements and pro forma information the Company believed were required to be disclosed in the event of a business acquisition, as defined under Regulation S-X. Upon further analysis of the acquired assets of the Michigan Property, the Company has determined the acquisition was an asset acquisition, as defined under Regulation S-X, and accordingly the financial statements and pro forma information included in the Form 8-K Amendment were not required to be disclosed. We are amending the Original Form 8-K and the Form 8-K Amendment to remove the financial statements and pro forma information previously included as Exhibit 99.2 and 99.3, respectively, as well as the corresponding Consent of Lance, Soll & Lunghard, LLP, previously included as Exhibit 23.1.  There are no other changes to the Original Form 8-K or the Form 8-K Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#

Asset Purchase Agreement with Real Estate, by and between Greenleaf Growers, Inc., NJD Investments, LLC, Soleri, LLC, Nicholas DeHaan, and 2900 Madison Ave Holdings, LLC, dated as of August 30, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2022)

10.2

Promissory Note, by and between 2900 Madison Ave Holdings, LLC and NJD Investments, LLC, dated as of August 31, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2022)

10.3

Mortgage, by and between 2900 Madison Ave Holdings, LLC and NJD Investments, LLC, dated as of August 30, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2022)

10.4

Security Agreement, by and between 2900 Madison Ave Holdings, LLC and NJD Investments, LLC, dated as of August 30, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2022)

10.5

Guaranty, by Edible Garden AG Incorporated, dated as of August 30, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2022)

99.1	Press release dated August 31, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: January 31, 2023	By:	/s/ Michael James
	Name:	Michael James
	Title:	Chief Financial Officer

Annex D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 27, 2023, Edible Garden AG Incorporated (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) regarding compliance with Nasdaq Listing Rule 5550(a)(4) (the “Rule”) which requires the Company to have a minimum of 500,000 publicly held shares. The letter from Nasdaq indicated that according to its calculations, as of January 26, 2023, the date that the Company effected a 30-for-1 reverse split of its common stock, the Company no longer meets the requirements of the Rule.

This notice of noncompliance has no immediate impact on the continued listing or trading of the Company’s securities on the Nasdaq Capital Market, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with the other Nasdaq continued listing requirements. The Company has until March 13, 2023 to submit a letter to Nasdaq with its plan to regain compliance with the Rule. If Nasdaq does not accept the Company’s plan, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel.

The notification has no immediate effect on the listing of the Company’s common stock on Nasdaq. The Company intends to complete a public offering which the Company believes will bring it into compliance with the Rule and the minimum stockholders’ equity requirement for continued listing on Nasdaq. The Company will continue to monitor its compliance with Nasdaq’s listing standards and intends to take all reasonable measures available to regain compliance.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “believe,” “intend,” “will,” and “would” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, its ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq, and its ability to complete a public offering of its securities. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: January 31, 2023	By:	/s/ Michael James
	Name:	Michael James
	Title:	Chief Financial Officer